Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-11 of our report dated February 24, 2014 relating to the financial statements and financial statement schedule of Gladstone Land Corporation, which appears in Gladstone Land Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013 and the historical statement of revenues and certain operating expenses of Santa Clara Avenue, which appears in Gladstone Land Corporation’s Current Report on Form 8-K dated November 3, 2014. We also consent to the use in this Registration Statement on Form S-11 of Gladstone Land Corporation of our reports dated November 5, 2014 relating to the historical statements of revenues and certain operating expenses of Dufau Road and Naumann Road, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

McLean, VA

November 5, 2014